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                                                                     EXHIBIT 21

                                                           Jurisdiction of
          Name                                              Incorporation
          ----                                              -------------

Cash America International, Inc.                            Texas

Cash America, Inc.                                          Delaware
     Cash America, Inc. of Louisiana                        Delaware
     Rent-A-Tire, Inc.                                      Texas

Cash America, Inc. of Tennessee                             Tennessee

Cash America, Inc. of Oklahoma                              Oklahoma

Cash America, Inc. of Kentucky                              Kentucky

Cash America, Inc. of South Carolina                        South Carolina

Florida Cash America, Inc.                                  Florida

Georgia Cash America, Inc.                                  Georgia

Cash America, Inc. of North Carolina                        North Carolina

Cash America Pawn, Inc. of Ohio                             Ohio

Cash America, Inc. of Alabama                               Alabama

Cash America, Inc. of Colorado                              Colorado

Cash America, Inc. of Indiana                               Indiana

Cash America Pawn L.P.                                      Delaware

Cash America Management L.P.                                Delaware

Cash America Holding, Inc.                                  Delaware

Harvey & Thompson Limited                                   England

Express Cash International Corporation                      Delaware

CAII Pantbelaning AB                                        Sweden

Cash America of Missouri, Inc.                              Missouri
     Vincent's Jewelers and Loan, Inc.                      Missouri

Mr. Payroll Corporation                                     Delaware

Cash America, Inc. of Utah                                  Utah

Cash America Franchising, Inc.                              Delaware

Cash America, Inc. of Illinois                              Illinois
     Uptown City Pawners, Inc.                              Illinois

Doc Holliday's Pawnbrokers & Jewelers, Inc.                 Delaware
     Longhorn Pawn & Gun, Inc.                              Texas
         Bronco Pawn & Gun, Inc.                            Oklahoma
         Gamecock Pawn & Gun, Inc.                          South Carolina
         Hornet Pawn & Gun, Inc.                            North Carolina
         Tiger Pawn & Gun, Inc.                             Tennessee